Exhibit 23.3

                         Consent of RSM Salustro Reydel.


                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the France Telecom Liquidity Plan for US Employees of Orange SA of our report dated March 4, 2003 with respect to the 2001 and 2002 consolidated financial statements of France Telecom S.A., included in its Annual Report (Form 20-F) for the year ended December 31, 2003, filed on April 16, 2004 with the Securities and Exchange Commission.



RSM Salustro Reydel


/s/ Jean-Michael Charpentier
Represented by Jean-Michel Charpentier

Paris, France

April 26, 2004